Exhibit 10.4

PARTIAL ASSIGNMENT AND ASSUMPTION OF PURCHASE AND SALE AGREEMENT

PHASE I PROPERTY

THIS PARTIAL ASSIGNMENT AND ASSUMPTION OF PURCHASE AND SALE AGREEMENT (this “Assignment”) is entered into effective as of March 16, 2015, by and between BLUEROCK REAL ESTATE, L.L.C., a Delaware limited liability company ("Assignor”), and BR PARK & KINGSTON CHARLOTTE, LLC, a Delaware limited liability company (“Assignee”). All initially capitalized terms used but not defined herein shall have the meanings ascribed thereto in that certain Purchase and Sale Agreement by and between Park Kingston Investors, LLC, as seller, and Assignor, as purchaser, dated January 15, 2015 (as amended prior to the date hereof, the “Agreement”).

RECITALS:

1.          Assignor is a party to the Agreement pursuant to which Assignor has agreed to purchase, among other things, the land described on Exhibit “A” attached hereto and made a part hereof (the “Phase I Land”), all improvements located on the Phase I Land (the “Phase I Improvements”; the Phase I Land and the Phase I Improvements are hereafter referred to collectively as the “Phase I Real Property”), all rights appurtenant to the Phase I Real Property, the Personal Property associated with the Phase I Real Property, all Service Contracts and Construction Contracts pertaining to the Phase I Real Property, the Leases pertaining to the Phase I Real Property and all intangible property pertaining to the Phase I Real Property (collectively, the “Phase I Property”).

2.          The parties desire to enter into this Assignment to evidence the transfer and assignment of all of Assignor’s right, title and interest in the Agreement with respect to the Phase I Property to Assignee.

NOW THEREFORE, in consideration of the foregoing, the mutual representations, warranties, covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.          Partial Assignment. Assignor hereby assigns, transfers and conveys to Assignee all of its right, title and interest in, to and under (i) the Agreement with respect to the Phase I Property; (ii) the Allocated Portion of the Deposit for the Phase I Property; and (iii) all reports, inspections, certifications and other instruments and documents relating to the Phase I Property and received or generated by Assignor in connection with the investigation and acquisition of the Phase I Property pursuant to the Agreement and all representations and warranties made to Assignor in connection therewith (collectively, together with Assignor’s rights under the Agreement with respect to the Phase I Property and the Allocated Portion of the Deposit for the Phase I Property, the “Transferred Assets”).

2.          Representations and Warranties of Assignor. Assignor hereby represents and warrants to Assignee that (a) Assignor has delivered to Assignee a true, correct and complete copy of the Agreement, which Agreement has not been amended or modified by Assignor in any respect, and which Agreement constitutes the entire understanding of the parties thereto with respect to its subject matter; and (b) Assignor has not heretofore transferred, assigned, pledged or encumbered the Transferred Assets.

3.          Acceptance. Assignee hereby: (a) accepts the assignment of Assignor’s rights under the Agreement with respect to the Phase I Property; (b) agrees to be bound by the terms and conditions of the Agreement pertaining to the Phase I Property; and (c) assumes all of Assignor’s obligations under the Agreement with respect to the Phase I Property; provided, however, notwithstanding this Assignment, Assignor shall remain liable under the Agreement with respect to the Phase I Property as well as to the Phase II Real Property and all other property and rights associated with the Phase II Real Property.

4.          Assignor’s Indemnification. Assignor, on demand, shall indemnify and hold Assignee harmless for, from, and against any and all loss, cost, damage, claim, liability or expense, including court costs and attorneys’ fees in a reasonable amount, arising out of any breach of the Agreement by Assignor or its agents occurring prior to the date hereof with respect to the Phase I Property or arising from any breach of this Assignment by Assignor. The foregoing indemnification shall include loss, cost, damage, claim, liability or expense from any injury or damage of any kind whatsoever (including death) to persons or property.

5.          Assignee’s Indemnification. Assignee, on demand, shall indemnify and hold Assignor harmless for, from, and against any and all loss, cost, damage, claim, liability or expense, including court costs and attorneys’ fees in a reasonable amount, arising out of any breach of the Agreement by Assignee or its agents occurring on or after the date hereof, arising from any breach of this Assignment by Assignee or otherwise arising out of the Agreement with respect to the Phase I Property (except to the extent such matters relate to Assignor’s prior breach of the Agreement). The foregoing indemnification shall include loss, cost, damage, claim, liability or expense from any injury or damage of any kind whatsoever (including death) to persons or property.

6.          Further Assurances. Each of the parties hereto agrees to execute such other, further and different documents and perform such other, further and different acts as may be reasonably necessary or desirable to carry out the intent and purpose of this Assignment.

7.          Successors and Assigns. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

8.          Governing Law. This Assignment shall be governed in all respects, including validity, interpretation and effect, by and shall be enforceable in accordance with the internal laws of the State of North Carolina, without regard to conflicts of laws principles.

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9.          Counterpart Execution. This Assignment may be executed in multiple counterparts, each one of which will be deemed an original, but all of which shall be considered together as one and the same instrument. Further, in making proof of this Assignment, it shall not be necessary to produce or account for more than one such counterpart. Execution by a party of a signature page hereto shall constitute due execution and shall create a valid, binding obligation of the party so signing, and it shall not be necessary or required that the signatures of all parties appear on a single signature page hereto.

10.         Entire Agreement. This Assignment contains the entire agreement between the parties regarding the subject matter hereof. Any prior agreements, discussions or representations not expressly contained herein shall be deemed to be replaced by the provisions hereof and no party has relied on any such prior agreements, discussions or representations as an inducement to the execution hereof.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the parties hereto have executed or caused this Assignment to be executed by their duly authorized representatives as of the date first above written.

ASSIGNOR:

BLUEROCK REAL ESTATE, L.L.C.,
a Delaware limited liability company

By:	/s/ Jordan Ruddy
Name:	Jordan Ruddy
Title:	Authorized Signatory

ASSIGNEE:

BR PARK & KINGSTON CHARLOTTE, LLC,
a Delaware limited liability company

By:	23Hundred, LLC,
a Delaware limited liability company,
its Sole Member

	By:	/s/ Jordan Ruddy
	Name:	Jordan Ruddy
	Title:	Authorized Signatory

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EXHIBIT A

Phase I Land

All those certain parcels and tracts of land lying and being in the City of Charlotte, Mecklenburg County, North Carolina, and being more particularly described as follows:.

BEING ALL OF Lots 5, 6, 8, 14, 15 and 16 of Block 2, Wilmore - Sec. 1, as shown on map or plat thereof recorded in Map Book 332, Page 96, Mecklenburg County Public Registry; and

BEING ALL OF Lot 4, Block 2, Wilmore - Sec. 1, as shown on map or plat thereof recorded in Map Book 332, Page 96, Mecklenburg County Public Registry;

SAVE AND EXCEPT that certain part of Lot 4 conveyed by deed recorded in Book 16430, Page 597 and Book 13604, Page 845, Mecklenburg County Public Registry; and

BEING ALL OF Lot 17, Block 2, Wilmore - Sec. 1, as shown on map or plat thereof recorded in Map Book 332, Page 96, Mecklenburg County Public Registry.

BEING the same property conveyed to Park Avenue Investors, LLC by deeds recorded in Book 21651, Page 686 and Book 23357, Page 347, Mecklenburg County Public Registry.

Tax. Parcel ID #'s: 12306103, 12306104, 12306113, 12306114, 12306115, and 12306117

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